UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2020

ANTERO MIDSTREAM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38075	61-1748605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 Per Share	AM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 10, 2020, in connection with the previously announced offering (the “Offering”) and issuance by Antero Midstream Corporation’s (the “Company”) indirect, wholly owned subsidiaries, Antero Midstream Partners LP (“Antero Midstream Partners”) and Antero Midstream Finance Corporation (“Finance Corp.” and together with Antero Midstream Partners, the “Issuers”), of $550,000,000 in aggregate principal amount of their 7.875% Senior Notes due 2026 (the “Notes”), the Issuers and each of the Guarantors (as defined below) entered into an indenture, dated as of November 10, 2020 (the “Indenture”), with Wells Fargo Bank, National Association, as trustee. The Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of dividends or similar restricted payments, undertaking transactions with the Issuers’ unrestricted affiliates, and limitations on asset sales.

The Notes are guaranteed (the “Guarantees”), jointly and severally, on a senior unsecured basis by (i) the Company, (ii) Antero Midstream Partners’ existing wholly owned subsidiaries (other than Finance Corp.) and (iii) Antero Midstream Partners’ future wholly owned domestic subsidiaries that guarantee certain of Antero Midstream Partners’ indebtedness (collectively, the “Guarantors”).

The Notes and the Guarantees were issued and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Notes were resold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes and Guarantees have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

At any time prior to May 15, 2023, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 107.875% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with an amount of cash not greater than the net proceeds from certain equity offerings. At any time prior to May 15, 2023, the Issuers may redeem all or part of the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium plus accrued and unpaid interest, if any, to the redemption date. The Issuers may also redeem all or a part of the Notes at any time on or after May 15, 2023, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. If Antero Midstream Partners experiences a Change of Control (as defined in the Indenture), Antero Midstream Partners may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the purchase date.

The Notes and the Guarantees rank equally in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness and senior to all of the Issuers’ and the Guarantors’ future subordinated indebtedness. The Notes and the Guarantees are effectively subordinated in right of payment to all of the Issuers’ and the Guarantors’ existing and future secured debt, including debt under Antero Midstream Partners’ revolving credit agreement, to the extent of the value of the assets securing such debt, and are structurally subordinated to all liabilities of the Company’s subsidiaries (including Antero Midstream Partners’ subsidiaries other than Finance Corp.) that do not guarantee the Notes.

The summary of the Indenture set forth in this Item 2.03 does not purport to be complete and is qualified by reference to such agreement, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

EXHIBIT	DESCRIPTION
4.1	Indenture, dated as of November 10, 2020, by and among Antero Midstream Partners LP, Antero Midstream Finance Corporation, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 7.875% Senior Note due 2026 (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO MIDSTREAM CORPORATION

	By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Secretary

Dated: November 10, 2020

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